Exhibit 99.2


                        Report of Independent Accountants


Partners First Holdings, LLC
900 Elkridge Landing Road, Suite 300
Linthicum, Maryland 21090-2925

       and

The Bank of New York
101 Barclay Street
New York, New York 10286


                     Partners First Credit Card Master Trust
                     ---------------------------------------

We have examined management's assertion that Partners First Holdings, LLC's ("PFH") controls over the functions performed as servicer of the Partners First Credit Card Master Trust ("Trust"), including all Series of the Trust as specified in Attachment A, are effective, as of December 31, 1999, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreement dated as of June 26, 1998, as amended and restated (the "Agreement"), and the applicable Pooling and Servicing Agreement Supplement for each Series, as specified in Attachment A (the "Agreement Supplements" together with the Agreement, the "Agreements"), between PFH as Servicer and The Bank of New York as Trustee, on behalf of the Securityholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report by management titled, "Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance" (the "Report"). Management is responsible for PFH's controls over the functions performed as servicer of the Trust. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the controls over the functions performed by PFH as servicer of the Trust, testing and evaluating the design and operating effectiveness of those controls, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any control, errors or fraud may occur and not be detected. Also, projections of any evaluation of the controls over the functions performed by PFH as servicer of the Trust to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management's assertion, that PFH's controls over the functions performed as servicer of the Trust are effective, as of December 31, 1999, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Agreements, between PFH as Servicer and The Bank of New York, as Trustee on behalf of the Securityholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in the Report:

    o The controls provide reasonable assurance that funds collected are remitted to the Trustee in accordance with the Agreements.

    o The controls provide reasonable assurance that Trust assets are segregated from those retained by PFH in accordance with the Agreements.

    o The controls provide reasonable assurance that expenses incurred by the Trust are calculated and remitted in accordance with the Agreements.

    o The controls provide reasonable assurance that the addition of accounts to the Trust are authorized in accordance with the Agreements.

    o The controls provide reasonable assurance that Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

    o The controls provide reasonable assurance that monthly Trust reports generated in the form of "Monthly Servicer Reports" and provided to the Trustee are reviewed by the Treasurer prior to distribution.

    o The controls provide reasonable assurance that monthly Trust reports generated in the form of "Monthly Servicer Reports" contain all required information per section 5.2 of the Agreements.

This report is intended solely for the use of the management committee, management of PFH and the Bank of New York and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreements. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by PFH and filed with the Securities and Exchange Commission on behalf of Partners First Master Credit Card Trust and its distribution is not limited.


                                                     /s/  Ernst & Young LLP

March 27, 2000

                                         ATTACHMENT A


                                         AGREEMENT
           TRUST                      SUPPLEMENT DATE                       SERVICING PERIOD
---------------------------- ----------------------------------- ---------------------------------------

Partners First Credit                  June 26, 1998                       January 1, 1999 to
Card Master Trust                                                          December 31, 1999
Series 1998-2

Partners First Credit                  June 26, 1998                       January 1, 1999 to
Card Master Trust                                                          December 31, 1999
Series 1998-3

Partners First Credit          December 4, 1998, amended and               January 1, 1999 to
Card Master Trust                restated January 12, 1999                   April 15, 1999
Series 1998-4

                        Report of Independent Accountants


Partners First Holdings, LLC
900 Elkridge Landing Road, Suite 300
Linthicum, Maryland 21090-2925

       and

The Bank of New York
101 Barclay Street
New York, New York 10286


                     Partners First Credit Card Master Trust
                     ---------------------------------------

We have examined management's assertion that Partners First Holdings, LLC ("PFH') was in material compliance with the covenants and conditions of sections 2.9, 2.10, 2.12, 2.13, 3.2, 3.4(a) and (b), 3.5, 3.6(a) and (b), 4.2, 4.3 and
4.4 of the Pooling and Servicing Agreement dated as of June 26, 1998, as amended and restated (the "Agreement"), and the applicable sections of the Series' Pooling and Servicing Agreement Supplements (the "Agreement Supplements" together with the Agreement, the "Agreements"), specified in Attachment A, between PFH as Servicer, Partners First Receivables Funding, LLC as Transferor and the Bank of New York as Trustee, during the compliance periods specified in Attachment A. Management's assertion is included in the accompanying report by management titled, "Report of Management on Credit Card Trust Internal Control and Pooling and Servicing Agreement Compliance" (the "Report"). Management is responsible for PFH's compliance with those covenants and conditions. Our responsibility is to express an opinion on management's assertion about PFH's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about PFH's compliance with those covenants and conditions and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of PFH's compliance with specified covenants and conditions.

In our opinion, management's assertion, that PFH was in material compliance with the covenants and conditions of the sections in the Agreement and the Agreement Supplements, referred to above, during the compliance periods specified in Attachment A, is fairly stated, in all material respects.

This report is intended solely for the use of the management committee and management of PFH and should not be referred to or distributed for any purpose to anyone who is not authorized to receive such information as specified in the Agreements. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by PFH and filed with the Securities and Exchange Commission on behalf of Partners First Credit Card Master Trust and its distribution is not limited.


                                                     /s/  Ernst & Young LLP

March 27, 2000

                                                               ATTACHMENT A


                                   AGREEMENT                 SERVICING                          AGREEMENT SUPPLEMENT
           TRUST                SUPPLEMENT DATE          COMPLIANCE PERIOD                     COVENANTS AND CONDITIONS
-----------------------------------------------------------------------------------------------------------------------------------

Partners First Credit            June 26, 1998           January 1, 1999 to     3.1, 4.1c(i) and (ii), 4.2, 4.3(a)(i), 4.5, 4.6,
Card Master Trust                                        December 31, 1999      4.7, 4.10, 4.12, 4.15(a) and (b), 5.1(a) - (e),
Series 1998-2                                                                   5.1(h), 5.2(b), 6.1(g)

Partners First Credit            June 26, 1998           January 1, 1999 to     3.1, 4.1c(i) and (ii), 4.2, 4.3(a)(i), 4.5, 4.6,
Card Master Trust                                        December 31, 1999      4.7, 4.10, 4.12, 4.15(a) and (b), 5.1(a) - (e),
Series 1998-3                                                                   5.1(h), 5.2(b), 6.1(g)

Partners First Credit    December 4, 1998, amended and   January 1, 1999 to     3.1, 4.1c(i) and (ii), 4.2, 4.3(a)(i), 4.5, 4.6,
Card Master Trust          restated January 12, 1999       April 15,1999        4.7, 4.10, 4.12, 4.13, 5.1(a) - (c), 5.1(f), 5.2(b),
Series 1998-4                                                                           6.1(g)

March 27, 2000



           REPORT OF MANAGEMENT OF CREDIT CARD TRUST INTERNAL CONTROL
                 AND POOLING AND SERVICING AGREEMENT COMPLIANCE

On January 31, 2000, The First National Bank of Atlanta (FNBA), a wholly-owned subsidiary of Wachovia Corporation, acquired certain assets and liabilities of Partners First Holdings, LLC ("PFH" or the "Company"), Partners First Receivables Funding, LLC and Partners First Receivables, LLC. As a result of this transaction, FNBA became successor to PFH; accordingly, on January 31, 2000 an Amended and Restated Pooling and Servicing Agreement was executed reflecting the FNBA as the Transferor and Servicer of Partners First Credit Card Master Trust.

Credit Card Trust Internal Control
----------------------------------
PFH is responsible for establishing and maintaining effective controls over the functions performed as servicer of the Partners First Credit Card Master Trust, Series 1998-2 and 1998-3 (the "Trusts"). These controls are designed to provide reasonable assurance to the Company's management and management committee that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Pooling and Servicing Agreements between PFH as Servicer and The Bank of New York as Trustee, and the applicable Pooling and Servicing Agreement Supplements (the "Agreement Supplements" together with the Agreement, "Agreements") as specified in Appendix I, and are recorded properly to permit the preparation of the required financial reports.

There are inherent limitations in any control including the possibility of human error and circumvention or overriding of the control. Accordingly, even effective controls can provide only reasonable assurance with respect to the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

The company has determined that the objectives of controls with respect to servicing and reporting of sold loans are to provide reasonable, but not absolute assurance that:

o Funds collected are remitted to the Trustee in accordance with the Agreements.

o Trust assets are segregated from those retained by PFH in accordance with the Agreements.

o Expenses incurred by the Trust are calculated and remitted in accordance with the Agreements.

o The additions of accounts to the Trusts are authorized in accordance with the Agreements.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreements.

o Monthly Trust reports generated in the form of "Monthly Servicer Reports" and provided to the Trustee are reviewed by the Treasurer prior to distribution.

o Monthly Trust reports generated in the form of "Monthly Servicer Reports" contain all information required per section 5.2 of the Agreement Supplements.

The Company has assessed its controls over the functions performed as servicer of the Trusts in relation to these criteria. Based upon this assessment, the Company believes that, as of and for the year ended December 31, 1999, its controls over the functions performed as servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the agreements between PFH and The Bank of New York and are recorded properly to permit the preparation of the required financial reports.

Pooling and Servicing Agreement Compliance
------------------------------------------
The Company is responsible for complying with the covenants and conditions of the Agreements listed in Appendix I to this report. The Company assessed its compliance with the relevant covenants and conditions identified in Appendix I for each of the Agreements. Based upon this assessment, PFH was in material compliance with the relevant covenants and conditions of the Agreements identified in Appendix I for each of the Agreements during the periods specified in Appendix I.



/s/  Marc Norwicz
-------------------------
Marc Norwicz
Treasurer of Partners First Holdings, LLC through January 31,2000, thereafter an employee of The First National Bank of Atlanta d/b/a Wachovia Bankcard Services, Inc.

                                                   APPENDIX I


                                 AGREEMENT                SERVICING                      COVENANTS
           TRUST              SUPPLEMENT DATE         COMPLIANCE PERIOD                AND CONDITIONS
--------------------------------------------------------------------------------------------------------------------------------

Partners First Credit          June 26, 1998          January 1, 1999 to  Agreement Sections:  2.9, 2.10, 2.12, 2.13, 3.2,
Card Master Trust                                     December 31, 1999   3.4(a) and (b), 3.5, 3.6(a) and (b), 4.2, 4.3 and 4.4
Series 1998-2                                                             Agreement Supplement Sections:  3.1, 4.1c(i) and
                                                                          (ii), 4.2, 4.3(a)(i), 4.5, 4.6, 4.7, 4.10, 4.12,
                                                                          4.15(a) and (b), 5.1(a) - (e), 5.1(h), 5.2(b), 6.1(g)

Partners First Credit          June 26, 1998          January 1, 1999 to  Agreement Sections:  2.9, 2.10, 2.12, 2.13, 3.2,
Card Master Trust                                     December 31, 1998   3.4(a) and (b), 3.5, 3.6(a) and (b), 4.2, 4.3 and 4.4
Series 1998-3                                                             Agreement Supplement Sections:  3.1, 4.1c(i) and
                                                                          (ii), 4.2, 4.3(a)(i), 4.5, 4.6, 4.7, 4.10, 4.12,
                                                                          4.15(a) and (b), 5.1(a) - (e), 5.1(h), 5.2(b), 6.1(g)

Partners First Credit  December 4, 1998, amended and  January 1, 1999 to  Agreement Sections: 2.9, 2.10, 2.12, 2.13, 3.2,
Card Master Trust        restated January 12, 1999      April 15, 1999    3.4(a) and (b), 3.5, 3.6(a) and (b), 4.2, 4.3 and 4.4
Series 1998-4                                                             Agreement Supplement Sections:  3.1, 4.1c(i) and
                                                                          (ii), 4.2, 4.3(a)(i), 4.5, 4.6, 4.7, 4.10, 4.12,
                                                                          4.13, 5.1(a) - (c), 5.1(f), 5.2(b), 6.1(g)
